Exhibit 21.1

BURGER KING HOLDINGS, INC.
List of Subsidiaries

Entity Name	Jurisdiction

Administracion de Comidas Rapidas, S.A. de C.V.	Mexico
B.K. Services, Ltd.	Delaware
BK Acquisition, Inc.	Delaware
BK Argentina Servicios, S.A.	Argentina
BK Asiapac (Japan) Y.K.	Japan
BK Asiapac, Pte. Ltd.	Singapore
BK Card Company, LLC	Florida
BK CDE, Inc.	Delaware
BK Grundstucksverwaltungs Beteiligungs GmbH	Germany
BK Grundstucksverwaltungs GmbH & Co. KG	Germany
BK Venezuela Servicios, C.A.	Venezuela
Burger King (Gibraltar) Ltd.	Gibraltar
Burger King (Hong Kong) Limited	Hong Kong
Burger King (Luxembourg) S.a r.l.	Luxembourg
Burger King (Shanghai) Commercial Consulting Co. Ltd.	Hong Kong
Burger King (Shanghai) Restaurant Company Ltd.	Hong Kong
Burger King (United Kingdom) Ltd.	United Kingdom
Burger King A.B.	Sweden
Burger King B.V.	Netherlands
Burger King Beteiligungs GmbH	Germany
Burger King Restaurant Operations of Canada, Inc.	Canada
Burger King Corporation	Florida
Burger King de Puerto Rico, Inc.	Puerto Rico
Burger King do Brasil Assessoria a Restaurantes Ltda.	Brazil
Burger King Espana S.L.U.	Spain
Burger King Europe GmbH	Switzerland
Burger King Gida Sanayi Ve Ticaret Limited Sirketi	Turkey
Burger King GmbH Berlin	Germany
Burger King GmbH Munchen	Germany
Burger King Interamerica, LLC	Florida
Burger King Israel Ltd.	Israel
Burger King Italia, S.r.L.	Italy
Burger King Korea Ltd.	Korea
Burger King Mexicana, S.A. de C.V.	Mexico
Burger King Restaurants B.V.	Netherlands
Burger King Restaurants K.B.	Sweden
Burger King Restaurants of Canada Inc.	Canada
Burger King (RUS) LLC	Russia
Burger King Schweiz GmbH	Switzerland
Burger King Singapore Pte. Ltd.	Singapore
Burger King Sweden, Inc.	Florida

Entity Name	Jurisdiction

Burger King UK Pension Plan Trustee Company Limited	United Kingdom
Burger Station B.V.	Netherlands
Burger King Limited	United Kingdom
Citoyen Holding B.V.	Netherlands
Distron Transportation Systems, Inc.	Florida
Empire Catering Company Limited	United Kingdom
Empire International Restaurants Limited	United Kingdom
F.P.M.I. Food Services, Inc.	Canada
Golden Egg Franchises Limited	United Kingdom
Hayescrest Limited	United Kingdom
Huckleberry’s Limited	United Kingdom
J C Baker & Herbert Bale Limited	United Kingdom
Mid-America Aviation, Inc.	Oregon
Mini Meals Limited	United Kingdom
Montrap Limited	United Kingdom
Montrass Limited	United Kingdom
Moxie’s, Inc.	Louisiana
QZ, Inc.	Florida
The Melodie Corporation	New Mexico
TPC Number Four, Inc.	Delaware
TPC Number Six, Inc.	Texas
TQW Company	Texas

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